 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

THE LOVESAC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-38555	32-0514958
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

421 Atlantic Street Stamford, Connecticut 06901
(Address of Principal Executive Offices, and Zip Code)

(888) 636-1223
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	LOVE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The following are the voting results on the three proposals considered and voted upon at the 2025 Annual Meeting of Stockholders of The Lovesac Company held on June 10, 2025, all of which were described in the Company's Proxy Statement and supplements:

PROPOSAL 1 - Election of six (6) directors.

	For	Withhold	Broker Non-Vote
Andrew Heyer	7,926,799	117,875	2,556,316
Sharon Leite	7,336,119	708,555	2,556,316
Walter McLallen	7,322,395	722,279	2,556,316
Vineet Mehra	7,336,299	708,375	2,556,316
Shawn Nelson	8,022,019	22,655	2,556,316
Shirley Romig	7,327,540	717,134	2,556,316

PROPOSAL 2 - Advisory approval of the Company's fiscal 2025 compensation for its named executive officers.

For	Against	Abstain	Broker Non-Vote
3,850,001	4,189,081	5,592	2,556,316

PROPOSAL 3 - Ratification of the appointment of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending February 1, 2026.

For	Against	Abstain	Broker Non-Vote
10,417,156	83,993	99,841	0

Pursuant to the foregoing votes, the six nominees listed above were elected to serve on the Company’s Board of Directors, Proposal 2 was not approved, and Proposal 3 was approved.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2025

THE LOVESAC COMPANY

	By:	/s/ Megan C. Preneta
	Name:	Megan C. Preneta
	Title:	Vice President, General Counsel and Secretary